UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 20, 2008

ALYNX, CO.
(Exact name of registrant as specified in charter)

Nevada	000-52491	90-0300868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1234 Airport Road, Suite 105 Destin, Florida	32541
(Address of principal executive offices)	(Zip Code)

(850) 269-0000
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On February 20, 2008, the Board of Directors appointed Brian J. Splan as our President, effective immediately.

Mr. Splan, age 60, was self-employed as a management consultant headquartered in Memphis, Tennessee from February 2003 until his appointment as our President.  Mr. Splan previously served as President of the Healthcare Division of Smith & Nephew, Inc., a division of Smith & Nephew, PLC, a global medical devices company focusing on orthopaedics, arthroscopy and advanced wound management, from 1997 to 1999.  Mr. Splan also served as President of Ioptex Research, Inc., a subsidiary of Smith & Nephew, PLC, from 1991 to 1995, and as Executive Vice President of Finance and Administration of Smith & Nephew, Inc. from 1986 to 1990. Mr. Splan received a B.S. in Accounting from Christian Brothers University.

Mr. Splan does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Splan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

We entered into a two-year, full-time employment agreement with Mr. Splan dated February 20, 2008. Pursuant to this agreement, Mr. Splan is entitled to receive a base salary of $175,000 per year, subject to annual review.   Under the terms of the agreement, Mr. Splan also received a signing bonus of $11,250, will be reimbursed for actual moving expenses up to $10,000. In connection with his employment agreement, Mr. Splan received a stock option grant on February 22, 2008 of 1,854,852 shares of our Common Stock, for a term of five years, at an exercise price of 1.76 per share, such option vesting 25% on grant, and 25% on each of the following three one-year anniversaries of the date of grant. Mr. Splan is also eligible for future bonuses as determined our Board of Directors. Mr. Splan is also entitled to receive the standard benefits generally available to other members of senior management. In the event Mr. Splan’s employment with us is terminated (i) voluntarily by Mr. Splan, (ii) as result of his death or (ii) by us for good reason (as defined in the employment agreement), he shall only be entitled to his accrued but unpaid base salary and any stock vested through the date of his termination. In the event we terminate Mr. Splan’s employment without good reason (as defined in the employment agreement), Mr. Splan is entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary, together with applicable fringe benefits as provided to other executive employees for the greater of the term of the employment agreement or twelve months. Following a change of control (as defined in the employment agreement), in the event Mr. Splan’s employment with us is terminated by us without good reason or by Mr. Splan, he shall be entitled to the same benefits as if he was terminated without good reason. A copy of Mr. Splan's employment agreement is attached hereto as Exhibit 10.53, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.53	Employment Agreement between Brian J. Splan and Alynx, Co., dated February 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYNX, CO.

Dated: February 22, 2008	By:	/s/ John C. Thomas, Jr.
John C. Thomas, Jr., Chief Financial Officer